UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 7, 2023

__________________________________________________________________________
Digital Media Solutions, Inc.
(Exact name of Registrant as specified in its charter)
__________________________________________________________________________

Delaware	001-38393	98-1399727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 140th Avenue N., Suite 101 Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

(877) 236-8632
(Registrant’s telephone number, including area code)
__________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DMSL	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Financial Officer

On November 7, 2023, the Board of Directors (“Board”) of Digital Media Solutions, Inc. (the “Company”) appointed Vanessa Guzmán-Clark, 43, as the Company’s Chief Financial Officer, effective November 7, 2023.

Ms. Guzmán-Clark has been the Company's Interim Chief Financial Officer since April 22, 2023, holding previous positions, including the Company's Financial Controller, prior to appointment. Ms. Guzmán-Clark is a Florida Certified Public Accountant (CPA) and has more than 22 years of experience in finance and accounting. Prior to joining the Company, Ms. Guzmán-Clark served as the Chief Financial Officer and Vice President of Legacy Education Alliance, Inc., a publicly-traded company, from 2019 until November 2021, when she joined the Company as a Financial Consultant. From 2017 to 2019, Ms. Guzmán-Clark was the Director of Financial Systems at The Children's Home Society of Florida, Florida's oldest not-for-profit in the care of children. From 2008 to 2017, Ms. Guzmán-Clark served in a wide variety of Controller and CFO consulting roles for middle-market private and not-for-profit entities. From 2002 to 2007, Mrs. Guzmán-Clark was a Senior Auditor at PricewaterhouseCoopers, LLP. Ms. Guzmán-Clark holds a Master of Accounting & Financial Management and a Master of Business Administration from Keller Graduate School of Management.

Pursuant to the terms of an Offer Letter, dated as of November 7, 2023 (the “Guzmán-Clark Offer Letter”), by and between the Company and Ms. Guzmán-Clark, she will receive (1) an annual base salary of $380,000; (2) eligibility for participation in a short-term performance incentive (STI) plans determined from time to time by the Compensation Committee of the Board; (3) eligible for long-term equity incentive grants subject to and upon the approval of the Compensation Committee of the Company's Board of Directors; and (4) standard employee benefits paid by the Company.

The Guzmán-Clark Offer Letter provides for certain severance benefits upon a termination by the Company without “cause” or for “good reason.” In the event of a termination without “cause” or “good reason” by the Company, Ms. Guzmán-Clark would be entitled to (i) continued payment of her base salary for twelve (12) months and (ii) payment of the Company’s portion of the premium for healthcare continuation coverage under COBRA at the same level of coverage she was entitled to at the time of termination of employment, subject to the timely election of continuation coverage.

The foregoing description of the Guzmán-Clark Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Guzmán-Clark Offer letter, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Ms. Guzmán-Clark and any director or other executive officer, nor are there any transactions to which the Company was or is a participant and in which Ms. Guzmán-Clark has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Guzmán-Clark and any other persons pursuant to which she was selected as an officer.

Appointment of President

Also on November 7, 2023, Mr. Fernando Borghese, the Company's Chief Operating Officer, was appointed President of the Company, and Mr. Joseph Marinucci relinquished that title while remaining the Company's Chief Executive Officer. There are no adjustments to compensation in connection with these changes.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description

10.1	Offer Letter, by and between Digital Media Solutions, Inc. and Vanessa Guzmán-Clark, dated as of November 7, 2023.
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2023

Digital Media Solutions, Inc.

/s/ Anthony Saldana
Name:	Anthony Saldana
Title:	General Counsel, Executive Vice President of Legal & Compliance and Secretary